UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2022

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RPM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of General Ellen M. Pawlikowski (Ret.) to the Board of Directors

On July 18, 2022, the Board of Directors (the “Board”) of RPM International Inc. (the “Company”) appointed General Ellen M. Pawlikowski (Ret.) to Class I of the Board. Gen. Pawlikowski’s term will expire at the Company’s Annual Meeting of Stockholders in 2022, at which time she will stand for re-election to the Board by the Company’s stockholders. She will serve on the Board’s Governance and Nominating Committee.

Gen. Pawlikowski is a retired four-star general of the U.S. Air Force and was the third woman to achieve this rank. In her last assignment, she served as Commander, Air Force Materiel Command, Wright-Patterson Air Force Base, Ohio, from 2015 until 2018. Gen. Pawlikowski entered active duty with the Air Force in 1982, and her distinguished 36-year career spanned a wide variety of technical management, leadership, and staff positions of increasing responsibility. She commanded five times as a general officer, commanding the MILSATCOM Systems Wing, the Air Force element of the National Reconnaissance Office, the Air Force Research Laboratory, the Space and Missile Systems Center, and Air Force Materiel Command.

Gen. Pawlikowski’s compensation for her service as a director will be consistent with that of the Company’s other directors who are not employees or consultants of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 25, 2021 under the caption “Director Compensation,” which portion of such proxy statement is incorporated herein by reference.

In connection with her appointment as a director, the Company and Gen. Pawlikowski entered into an indemnification agreement effective as of July 18, 2022. The indemnification agreement is the same as the indemnification agreements the Company has entered into with each of its directors and executive officers. The indemnification agreement requires the Company to indemnify Gen. Pawlikowski to the fullest extent permitted by law against all expenses, judgments, settlements, fines and penalties, actually and reasonably incurred in the defense or settlement of any civil, criminal, administrative or investigative action brought against her by reason of her relationship with the Company, including third-party claims and proceedings brought by or in the right of the Company, subject to certain exceptions. The rights provided to Gen. Pawlikowski under the indemnification agreement are in addition to any other rights she may be entitled to under the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws, the General Corporation Law of the State of Delaware or otherwise. The description of the indemnification agreement set forth in this Item 5.02 is not complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement. The form of indemnification agreement between the Company and each of its directors and executive officers was filed as Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2002 and is incorporated herein by reference.

There are no arrangements or understandings between Gen. Pawlikowski and any other persons pursuant to which Gen. Pawlikowski was selected as a director. There have been no transactions involving the Company or any of its subsidiaries in which Gen. Pawlikowski has or will have a direct or indirect material interest that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On July 19, 2022, the Company issued a press release announcing Gen. Pawlikowski’s appointment to the Board. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Indemnification Agreement entered into by and between the Company and each of its Directors and Executive Officers, which is incorporated herein by reference to Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2002 (File No. 001-14187).

99.1	Press Release of the Company, dated July 19, 2022, announcing the appointment of General Ellen M. Pawlikowski to the Board.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)
Date July 21, 2022
/s/ Edward W. Moore
Edward W. Moore
Senior Vice President, General Counsel and Chief Compliance Officer